Exhibit 99.2

POWER SOLUTIONS, LLC

FINANCIAL STATEMENTS

FOR THE PERIOD (NINE MONTHS) ENDED

SEPTEMBER 30, 2025

POWER SOLUTIONS, LLC

FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

TABLE OF CONTENTS

Page

Financial Statements:

Balance Sheet	1 – 2

Statement of Income from Operations	3

Statement of Changes in Members’ Equity	4

Statements of Cash Flows	5 – 6

Notes to Financial Statements	7 – 22

POWER SOLUTIONS, LLC

BALANCE SHEET

SEPTEMBER 30, 2025

ASSETS

Current Assets
Cash	$15,049,842
Accounts receivable - customers	184,848,117
Contract assets	111,553,472
Other current assets	1,832,291

Total current assets	313,283,722

Property and Equipment, Net
Equipment, net of depreciation	14,040,215
Right-of-use asset - Operating lease, net of amortization	16,791,496

Total property and equipment	30,831,711

Other Assets
Other assets	320,588
Goodwill	4,350,455

Total other assets	4,671,043

Total Assets	$348,786,476

The accompanying notes are an integral part of these financial statements.

POWER SOLUTIONS, LLC

BALANCE SHEET

SEPTEMBER 30, 2025

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Current portion of long-term debt	$1,847,036
Current portion of operating lease obligations	1,913,510
Accounts payable	72,259,980
Contract liabilities	108,314,461
Distribution payable	60,481,524
Other accrued liabilities	51,314,162
Income taxes payable	2,000,000

Total current liabilities	298,130,673

Long-term Liabilities
Long-term debt, net of current portion	5,220,737
Long-term operating lease obligations, net of current portion	15,084,600

Total long-term liabilities	20,305,337

Members’ Equity
Members’ equity	30,350,466

Total Liabilities and Members’ Equity	$348,786,476

The accompanying notes are an integral part of these financial statements.

POWER SOLUTIONS, LLC

STATEMENT OF INCOME FROM OPERATIONS

FOR THE PERIOD (NINE MONTHS) ENDED SEPTEMBER 30, 2025

Amount
Earned revenue	$752,056,497
Applicable contracts costs	595,600,827

Gross profit from operations	156,455,670
General and administrative expenses	15,227,723

Operating profit	141,227,947
Other income (expenses)	(463,987)

Income before income taxes	140,763,960
Provision for income taxes	7,987,245

Net income and other comprehensive income	$132,776,715

The accompanying notes are an integral part of these financial statements.

POWER SOLUTIONS, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD (NINE MONTHS) ENDED SEPTEMBER 30, 2025

Members’ Equity

Balance - December 31, 2024	$29,350,461
Net income (loss)	132,776,715
Members distributions	(131,776,710)

Balance - September 30, 2025	$30,350,466

The accompanying notes are an integral part of these financial statements.

POWER SOLUTIONS, LLC

STATEMENTS OF CASH FLOWS

FOR THE PERIOD (NINE MONTHS) ENDED SEPTEMBER 30, 2025

Cash Flows from Operating Activities:

Net income	$132,776,715

Adjustments to reconcile net income to net cash Provided by operating activities:
Depreciation	2,118,425
Noncash portion of lease expense - operating lease	1,414,130
(Gain) Loss on disposal of fixed assets	(7,591)

(Increase) Decrease in operating assets:
Accounts receivable - customers	(34,336,075)
Contract assets	(49,856,814)
Income taxes receivable	36,440
Other current assets	(1,891,061)

Increase (Decrease) in operating liabilities:
Repayment of right of use lease liabilities — operating lease	(1,427,828)
Accounts payable	18,126,777
Contract liabilities	41,772,399
Accrued expenses	20,320,183
Income taxes payable	(1,029,426)

Net Cash Provided (Used) by Operating Activities	$128,016,274

The accompanying notes are an integral part of these financial statements.

POWER SOLUTIONS, LLC

STATEMENTS OF CASH FLOWS

FOR THE PERIOD (NINE MONTHS) ENDED SEPTEMBER 30, 2025

Net Cash Provided (Used) by Operating Activities	$128,016,274

Cash Flows from Investing Activities:
Purchase of fixed assets	(1,018,134)
Proceeds from sale of fixed assets	153,364

Net Cash Provided (Used) by Investing Activities	(864,770)

Cash Flows from Financing Activities:
Debt reduction	(1,205,333)
Members’ distributions (net)	(150,358,470)

Net Cash Provided (Used) by Financing Activities	(151,563,803)

Net increase (decrease) in cash	(24,412,299)
Cash at beginning of year	39,462,141

Cash at end of year	$15,049,842

Supplementary Cash Flow Disclosure:
Cash paid during the year for:
Interest paid	$448,757

State income taxes paid	$5,987,245

Non-cash transactions:
Purchase of equipment included in debt	$3,206,497

Right-of-use assets obtained in exchange for new operating lease liabilities	$10,353,297

The accompanying notes are an integral part of these financial statements.

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business Operations

Power Solutions, LLC was organized as a Maryland limited liability company on April 14, 1998. The Company’s primary business is providing electrical contracting services and servicing electrical products.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with United States generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used. Management’s estimates and assumptions include, but are not limited to, estimates of contract revenues, costs and gross profit, collectability of contracts receivable, and estimated useful lives of property and equipment. Management’s estimates and assumptions are derived from and are continually evaluated based upon available information, judgment, and experience. Because of inherent uncertainties in estimating costs on construction contracts, it is at least reasonably possible that the estimates used will change within the near term.

Revenue and Cost Recognition

Effective, January 1, 2019, the Company adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), as amended (commonly referred to as ASC 606), which changed the way the Company recognizes revenue for certain contracts and significantly expanded disclosures about revenue recognition.

The Company recognizes revenues from fixed price and modified fixed-price construction contracts using the cost-to-cost input method, which measures progress toward completion based on the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts.

The contracting of electrical services is a single performance obligation that is satisfied over time. Billing practices on construction contracts are governed by the contract terms for each project; construction contracts typically call for monthly billings based upon estimated progress toward completion. Construction contracts may also base billings on costs incurred, achievement of milestones or pre-agreed schedules related to the passage of time.

Management has determined that disaggregation of revenue would not provide additional meaningful information regarding the nature, amount, timing, or uncertainty of revenue and cash flows. Accordingly, revenue is presented as a single category.

Billing practices on construction contracts are governed by the contract terms for each project; construction contracts typically call for monthly billings based upon estimated progress toward completion. Construction contracts may also base billings on costs incurred, achievement of milestones or pre-agreed schedules related to the passage of time.

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition (Continued)

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are generally recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from variable consideration (such as incentives for completing a contract early or on time, penalties for not completing a contract on time, claims for which the Company has enforceable rights, or contract modifications/change orders in which the scope of modification has been approved, but the price has not been determined or approved) are accounted for as changes in estimates in the current period, but limited to an amount that will not result in a significant reversal of revenue in future periods.

The Contract Asset includes “Retainage receivable” and “Costs and estimated earnings in excess of billings on uncompleted contracts,” which represents revenues recognized in excess of amounts billed. Costs and estimated earnings in excess of billings on uncompleted contracts are expected to be billed within one month to three months. The Contract Liability includes “Retainage payable” and “Billings in excess of costs and estimated earnings on uncompleted contracts,” which represents billings in excess of revenues recognized. Billings in excess of costs and estimated earnings on uncompleted contracts are expected to be worked off within one month to one year. Retainage receivable and retainage payable is expected to be collected and paid, respectively, within three months of project completion. Retainage is typically reduced as projects become substantially complete.

Certain Significant Estimates

Power Solutions, LLC has calculated and determined its revenue earned for the period (nine months) ended September 30, 2025, and the effect on several asset and liability amounts based on the common industry standard revenue determination formula of actual costs-to-date compared to estimated job costs (see note on long-term construction contracts). Due to uncertainties inherent in the estimation process, and uncertainties relating to future performance as the contracts are completed, it is at least reasonably possible that estimated job costs, in total or on individual contracts, will be revised.

Fair Values of Financial Instruments

Current accounting guidance requires disclosure of the estimated fair value of the Company’s financial instruments for which it is practicable to estimate that value. The estimated fair value amounts of the Company’s financial instruments have been determined using appropriate market information and valuation methodologies. Considerable judgement is required to develop the estimates of fair value, thus the estimates of fair value are not necessarily indicative of amounts that the Company could realize in a current market exchange.

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Values of Financial Instruments (Continued)

The fair value of financial instruments as of September 30, 2025 were as follows:

Cash and cash equivalents: The carrying amounts of cash and cash equivalents reported in the balance sheet approximate fair value based on current interest rates and short-term maturities.

Accounts receivable and retainage receivable: The carrying amounts of accounts receivable and retainage receivable (under contract asset) reported in the balance sheet approximate fair value based on the short-term nature.

Accounts payable: The carrying amounts of accounts payable reported in the balance sheet approximate fair value based on the short-term nature.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable include billed and unbilled amounts for services provided to customers for which the Company has an unconditional right to payment. Billed and unbilled amounts for which payment is contingent on anything other than the passage of time are included in Contract Asset and Contract Liability on a contract-by-contract basis.

Accounts receivable is recorded at cost less an allowance for credit losses, if applicable, which is the net amount expected to be collected.

The Company does not charge interest on customer accounts with balances that are past due more than 90 days.

Accounts are considered past due once the unpaid balance exceeds payment terms extended to the customer. When an account balance is past due and attempts have been made to collect the receivable, the amount is considered uncollectible and is written off against the allowance for uncollectible accounts.

Allowance for Credit Losses – Accounts Receivable

With respect to accounts receivable, the Company’s policy is to measure its allowance for credit losses based on an evaluation of historical internal and external information and past experience of the receivable aging, adjusted for current economic conditions, and reasonable and supportable forecast about future events that affects the collectability of receivables. Specific factors considered in measuring the expected amount of accounts receivable collected including the current customer-specific risk characteristics, current and forecasted future financial condition, credit rating of each customer relative to the Company’s underwriting standards, the customer’s past payment history and forecasted payment ability, and other factors such as changes in the economy due to interest, inflation and unemployment levels.

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Credit Losses – Accounts Receivable (Continued)

In measuring expected credit losses for accounts receivable, the Company considers the entire population of accounts receivable to be a single pool because the assets have similar risk characteristics in terms of customer creditworthiness, customer industry and geographic location, and the impact of the current and forecasted direction of the economic and business environment on collectability of such receivables. In situations in which customers have risk characteristics that are outside those of the customer pool as a whole, those customers are evaluated for credit losses using criteria independent of the remainder of the accounts receivable pool.

From time to time, there may be changes in current economic conditions, such as rates of interest, inflation, and unemployment, among others, which may impact the overall economic outlook and change the forecast of the expected amount of receivables to be collected. In those situations, the Company factors in those changes into its computation of expected losses.

In 2025, there were no changes in the Company’s accounting policies, methodology, in measuring credit losses related to its accounts receivable or amounts written off.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for additions, improvements, betterments, if material, major additions are generally capitalized. Minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful life of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods, generally, Modified Accelerated Cost Recovery System (MACRS), for tax purposes.

Property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset (asset group) may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset (asset group) to estimated, undiscounted future cash flows expected to be generated by the asset (asset group). If the carrying amount of an asset (asset group) exceeds its estimated undiscounted future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset (asset group) exceeds the fair value of the asset (asset group). Accordingly, no impairment of property and equipment was recognized during the year.

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in a purchase of membership interest. Goodwill is not amortized but is tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. If we determine the fair value of goodwill is less than the carrying value as a result of an annual or interim test, an impairment loss is recognized and reflected in operating income or loss in the statements of operations during the period incurred.

The Company performs its annual impairment test as of December 31, each year. Under ASC 350, the Company uses significant assumptions to estimate the fair value of the reporting unit. The significant assumptions used to test goodwill are:

•	Cash flow projections including forecasted revenue growth rates, operating and EBITDA margins, capital expenditures and working capital requirements.

•	Terminal growth rate

•	Market assumptions

•	Valuation methodology using the income/discounted cash flow approach.

Lease Policies

The Company records leases per Accounting Standards Update (ASU) 2016-02, Leases (ASC Topic 842) and subsequent amendments. ASC 842 affects all companies that enter into lease arrangements, with certain exclusions under limited scope limitations. Under ASU 2016-02, an entity recognizes right-of-use assets and lease obligations on its balance sheet for all leases with a lease term of more than 12 months. Short-term rentals under year-to-year leases or remaining lease terms of 12 months or less are exempt from being capitalized.

ASC Topic 842 requires that leases with a lease term of more than 12 months be classified as either finance or operating leases. Leases are classified as finance leases when the Company expects to consume a major part of the economic benefits of the leased assets over the remaining lease term. Conversely, the Company is not expected to consume a major part of the economic benefits of assets classified as operating leases.

The lease classification affects both the pattern and presentation of expense recognized in the income statement, the categorization of assets and liabilities in the balance sheet, and classification of cash flows in the statement of cash flows.

The Company has made an election not to capitalize certain short-term leases with a lease term of 12 months or less.

Non-lease components, such as common area maintenance (CAM) charges are immaterial and separated from lease components based on the terms of the related lease. Variable lease components consist of real estate taxes, insurance charges, and other operating expenses related to the lease and are recorded as lease expense as incurred.

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Lease Policies (Continued)

Lease obligations are measured and recorded at the present value of future lease payments using a discount rate. Because the Company generally does not have access to the rate implicit in each lease, lease obligations are measured using the incremental borrowing rate as the discount rate. The incremental borrowing rate is the rate that would be paid to borrow on a collateralized basis over a similar term and amount equal to the lease payments in a similar economic environment.

Right-of-use assets are generally measured and recorded at the sum of the lease obligation, any initial direct costs to consummate the lease, and any lease payments made on or before the commencement date.

Income Taxes

Power Solutions, LLC reports profits and losses for income tax purposes on the “percentage-of-completion” method of accounting. This Company is a limited liability corporation and is taxed as a partnership. As such, all income and losses are passed through to the members and are recorded on their personal tax returns. The District of Columbia does not recognize the Company as a partnership and taxes the Company at the entity level through a Franchise tax. The State of Maryland and Virginia allows pass-through entities to pay taxes on behalf of members. All state taxes are recorded under provision for income taxes on the statements of income from operations.

The Company’s income tax returns are subject to examination by the appropriate tax jurisdictions. As of September 30, 2025, the Company’s federal and various state tax returns generally remain open for the last three years.

Advertising Costs

Advertising costs, except for the costs associated with direct-response advertising, if any, are charged to operations when incurred. The costs of direct response advertising are capitalized and amortized over the period during which future benefits are expected to be received.

NOTE 2 – ACCOUNTS RECEIVABLE - CUSTOMERS

Accounts receivable consisted of:

	December 31, 2024	September 30, 2025
Accounts Receivable
Billed	$150,218,090	$184,475,566
Unbilled	293,952	372,551

Total	$150,512,042	$184,848,117

As of September 30, 2025, management has determined no allowance for credit losses is necessary.

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 3 – REVENUE RECOGNITION

Contract Assets & Liabilities

The components of Contract Asset and Contract Liability consisted of the following:

	December 31, 2024	September 30, 2025
Contract Assets:
Retainage receivable	$36,817,930	$74,670,577
Costs and estimated earnings in excess of billings on uncompleted contracts	24,878,728	36,882,895

Total Contract Assets	$61,696,658	$111,553,472

Contract Liabilities:
Retainage payable	$—	$—
Billings in excess of costs and estimated earnings on uncompleted contracts	66,542,062	108,314,461

Total Contract Liabilities	$66,542,062	$108,314,461

Explanation of Changes in Contract Assets & Liabilities

Contract assets and liabilities fluctuate period to period based on various factors, including, among others, changes in the number and size of projects in progress at period end; variability in billing and payment terms, such as up-front or advance billings, interim or milestone billings, or deferred billings; and recognized unapproved change orders.

The increase in contract assets from December 31, 2024 to September 30, 2025 was primarily due to an increase in the projects in process on which the timing of billings occurred after the completion of work. The increase in contract liabilities from December 31, 2024 to September 30, 2025 was primarily due to the timing of billing in relation to costs incurred on certain large projects.

Revenue Recognized in Opening Contract Assets

The Company generally excludes change orders and claims that are under negotiation in the ordinary course of business from the contract value until such amounts are approved and deemed probable for collection. For the period ended (nine months) September 30, 2025, the Company did not include a material amount of unapproved change orders or claims in contract price adjustments, and the revenue recognized within “Contract assets” in the accompanying balance sheet does not relate to unapproved change orders or claims.

Revenue Recognized in Opening Contract Liabilities

During the period ended (nine months) September 30, 2025, the Company recognized $37,043,066 of contract revenues related to contract liabilities that existed on December 31, 2024.

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 3 – REVENUE RECOGNITION - CONTINUED

Revenue Recognized on Performance Obligation from Prior Periods

For the period (nine months) ended September 30, 2025, revenues were positively impacted by 2% as a result of changes in estimates associated with performance obligations on fixed price contracts partially satisfied as of the year-end December 31, 2024. For the period (nine months) ended September 30, 2025, operating results were positively impacted by 12% of gross profit as a result of aggregate changes in contract estimates related to projects that were in progress as of the year-ended December 31, 2024.

Partially Satisfied/Unsatisfied Performance Obligations at Period-end

As of September 30, 2025, the aggregate transaction price allocated to unsatisfied or partially satisfied performance obligations was approximately $1,295,921,618, with 82% expected to be recognized in the subsequent twelve months. These amounts represent management’s estimates of the revenues that are expected to be realized from the remaining portion of fixed price contracts not yet completed or for which work had not yet begun as of such dates. For purposes of calculating remaining performance obligations, the Company includes revenues from change orders and claims that are approved. Excluded from remaining performance obligations are unapproved change orders or claims under certain non-fixed price contracts.

NOTE 4 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs, estimated earnings, and billings on uncompleted contracts at September 30, 2025 are summarized as follows:

Costs Incurred on Uncompleted Contracts	$883,950,454
Estimated Earnings	241,572,722

1,125,523,176
Billings to Date	1,196,954,742

Net Under/(Overbilling)	$(71,431,566)

Included in Note 3 under Contract Assets and Liabilities under the following captions:

Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	$36,882,895
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	(108,314,461)

Net Under/(Overbilling)	$(71,431,566)

As of September 30, 2025, the Company accrued anticipated losses in the amount of $501,550.

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 5 – PROPERTY AND EQUIPMENT

At September 30, 2025 property and equipment is summarized as follows:

	Estimated Useful Life

Transportation equipment	3 – 5 years	$23,571,968
Machinery and equipment	5 – 7 years	3,088,501
Furniture and fixtures	5 – 7 years	1,173,542
Computer equipment	7 – 10 years	723,232
Leasehold improvements	15 – 39 years	1,371,242

		29,928,485
Less: Accumulated Depreciation		(15,888,270)

		$14,040,215

For the period (nine months) ended September 30, 2025, depreciation expense relating to property and equipment amounted to $2,118,425 respectively.

NOTE 6 - LINE OF CREDIT

As of September 30, 2025, the Company maintains a revolving line of credit with Truist Bank with a maximum borrowing capacity of $50,000,000, maturing on August 8, 2028. The line of credit bears interest at the Secured Overnight Financing Rate (SOFR) plus 1.50%, and interest is payable monthly.

The agreement governing the line of credit includes certain financial and non-financial covenants. Key financial covenants include maintaining a minimum tangible net worth of $26,000,000.

As of September 30, 2025, the Company is in compliance with the requirements under the terms of the loan agreement.

As of September 30, 2025, there was no outstanding balance on the line of credit.

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 7 – OTHER ACCRUED LIABILITIES

As of September 30, 2025, the components of other accrued liabilities consisted of the following:

Other accrued liabilities	$50,419,111
Accrued contract losses	501,550
Accrued payroll burden	357,876
Other accrued expenses	35,625

Total	$51,314,162

NOTE 8 - LONG-TERM DEBT

Long-term debt at September 30, 2025 net of deferred interest, consists of:

Notes payable interest rates ranging from 0% to 9.99% in monthly installments to Ford Motor Credit, secured by transportation equipment	$7,067,773
Less: current maturities	(1,847,036)

Long-term debt, net of current maturities	$5,220,737

Maturities of long-term debt are as follows:

September 30, 2026	$1,847,036
2027	1,812,979
2028	1,566,596
2029	1,236,768
2030 and thereafter	604,394

Total	$7,067,773

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 9 - LEASE OBLIGATIONS

The Company leases their office, warehouse, and parking facilities which are accounted for as operating leases. The leases have remaining terms ranging from less than 1 year to approximately 6 years. Some leases include options to extend the lease, and others include options to terminate.

Amounts recognized as right-of-use assets related to operating leases are included in property and equipment in the balance sheet, while related lease liabilities are included in the current and long-term debt.

In addition to base rent, the Company incurs variable lease expenses which include real estate taxes, common area maintenance, insurance and other operating expenses related to our leased facilities which are expensed when incurred in the statement of income from operations. The variable lease expenses are immaterial to the financial statements.

As of September 30, 2025, right-of-use assets and lease liabilities related to operating leases were as follows:

Operating Leases
Right-of-use assets:
Cost	$24,801,258
Less: Accumulated amortization	(8,009,762)

$16,791,496

Lease liabilities:
Current portion	$1,913,510
Long-term portion	15,084,600

$16,998,110

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 9 - LEASE OBLIGATIONS (CONTINUED)

A summary of total lease cost, by component, and other lease information for the period (nine months) ended September 30, 2025 follows:

Operating lease cost	$1,749,172
Short-term lease cost	$192,000
Cash paid for amounts included in the measurements of lease liabilities:
Operating cash flows from operating leases	$(1,760,073)
Non-cash transactions:
Right-of-use assets obtained in exchange for new operating lease liabilities	$10,353,297
Weighted-average remaining lease term:
Operating leases	4.78 years
Weighted-average discount rate:
Operating leases	6.47%

A summary of the future lease payments for operating leases, reconciled to the lease obligations recorded on September 30, 2025 is as follows:

Operating Leases
Year:
2026	$2,804,742
2027	3,835,176
2028	3,919,515
2029	3,996,029
2030 and thereafter	5,429,224

Total minimum lease payments	19,984,686
Less: imputed interest	(2,986,576)

Lease obligations as of December 31	16,998,110
Less: current portion	(1,913,510)

Long-term lease obligation	$15,084,600

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 10 – INCOME TAXES

The Company has elected to be treated as a partnership for income tax purposes. As such, income and losses are passed through to the members and are recorded on their personal tax returns. For the period (nine months) ended September 30, 2025 the Company had an estimated taxable income, net of guaranteed payments, in the amount of $133,239,736.

The District of Columbia does not recognize pass-through entities and taxes the company at the entity level. The State of Maryland and Virginia allows pass-through entities to pay taxes on behalf of members at the company level. All state taxes are recorded under provision for income taxes on the statements of income from operations and are stated below.

Provision for Income Taxes

For the period (nine months) ended September 30, 2025 the Company incurred estimated state income tax liabilities in the amounts of $7,987,245.

The estimated income tax provision was reduced by prior year overpayments and estimated tax payments in the amount of $5,987,245, resulting in net income tax payable of $2,000,000. The income tax payable is reflected on the accompanying balance sheet.

NOTE 11 - OTHER INCOME (EXPENSES)

Other income and (expenses) for the period (nine months) ended September 30, 2025 consist of the following:

Other income
Other income	$6,537
Gain on disposal of fixed assets	7,591

14,128

Other Expenses
Interest expense	448,757
Charitable contributions	29,358

478,115

Total (expenses)	$(463,987)

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 12 – EMPLOYEE BENEFIT PLANS

Employee Retirement Savings Plan

The Company sponsors a defined contribution 401(k) plan and profit-sharing plan to non-union employees. The Company contributes a safe harbor match of 100% on the first 3% contributed and an additional 50% on the next 2% contributed by employee. Contributions to the profit-sharing plan are at the discretion of the Board of Directors. For the period (nine months) ended September 30, 2025 the Company contributed $522,239 total to the plans.

Multi-Employer Pension Plans

The Company contributes amounts to multi-employer defined benefit plans under the terms of collective bargaining agreements that cover employees represented by unions. The risks of participating in multi-employer pension plans are different from single-employer plans in the following aspects:

•	Assets contributed to the multi-employer plan by one employer will be used to provide benefits to employees of other participating employers;

•	If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be allocated to the remaining participating employers; and

•

If the Company chooses to stop participating in a multi-employer plan, the Company may be required to pay the plan an amount based on the unfunded status of the plan, referred to as a withdrawal liability.

The information available to us about the multi-employer plans in which we participate is generally dated due to the nature of the reporting cycle of multi-employer plans and legal requirements under the Employee Retirement Income Security Act (“ERISA”) as amended by the Multi-employer Pension Plan Amendments Act.

Multi-Employer Pension Plans – Available to Public Domain

This table below identifies plans that are available to public domain regarding their general data and financial health information as of September 30, 2025:

Plan Name	EIN Number	PPA Zone Status	Funding Improvement or Rehab Status	Contributions for period (nine months) ended 9/30/2025	% of Total Company Contributions	Surcharge Imposed	Collective Bargaining Agreement Expiration
Electrical Workers Local No. 26 Pension Trust Fund	52-6117919	Green	No	$26,088,264	89%	No	5/31/2027

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 12 – EMPLOYEE BENEFIT PLANS (CONTINUED)

Multi-Employer Pension Plans – Plans Not Available to Public Domain

Because the plan’s audited financial statements and other detailed financial information are not publicly available, the Company is unable to determine the funded status of the plan, the Company’s proportionate share of that status, or whether the plan is subject to funding improvement or rehabilitation requirements.

The table below identifies plans that are not subject to public domain:

Plan Name	EIN Number	Contributions for period (nine months) ended 9/30/2025	Surcharge Imposed	Collective Bargaining Agreement Expiration
IBEW Local 24 Pension Trust Fund	Unknown	$2,851,571	No	Unknown
IBEW Local 80 Virginia Pension Fund	Unknown	$63,542	No	Unknown
IBEW Local 1340 Virginia Pension Trust Fund	Unknown	$265,677	No	Unknown
IBEW Local 666 Pension Fund	Unknown	$16,991	No	Unknown

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Multi-Employer Pension Plans

As discussed in Note 13, the Company participates in multi-employer pension plans administered by a union. There is a risk that its funding status could deteriorate in the future. If any Plan becomes underfunded, the Company may be required to contribute additional amounts to cover any shortfall, as specified in the collective bargaining agreement.

As of September 30, 2025, no additional contributions are required. The Company is actively monitoring the Plan’s status’ and if any liability arises, management will record any liability and expense on the financial statements in the period it becomes known.

Surety Bonds

The Company, as a condition for entering construction contracts, is required to post bid, payment, and performance bonds in support of those contracts. At September 30, 2025, several of those bonds remain issued and outstanding.

POWER SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 14 - CONCENTRATIONS OF CREDIT RISK

Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash, contract accounts receivable, and costs and estimated earnings in excess of billings on uncompleted contracts.

As of January 1, 2013, the FDIC insures the standard maximum deposit insurance amount of $250,000 for each deposit insurance ownership category all of a depositor’s accounts at an insured depository institution, including all noninterest-bearing and interest-bearing transaction accounts. In lieu of insurance, the financial institution may collateralize the commercial paper with U.S. Government securities, in which case they become Repurchase Agreements (Repos). At September 30, 2025, $12,615,441 of the Company’s bank balances were not insured by the FDIC or secured by collateral consisting of government backed securities.

Concentration of Customers and Revenues

The contract receivables and costs and estimated earnings in excess of billings on uncompleted contracts are concentrated in customers located in the Virginia area. All probable credit losses related to contract receivables have been appropriately recognized as expense. In general, the Company does not require collateral in relation to these receivables.

For the period (nine months) ended September 30, 2025 a small group of customers represented 85% of total revenues and 55% of total receivables for the period then ended.

NOTE 15 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through November 6, 2025, the date the financial statements were available to be issued. No significant events or transactions were identified that would require adjustment of or disclosure in the financial statement.